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                                                                     Exhibit 5.1
                                                                     -----------

                             CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 EXCHANGE PLACE
                                53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860







                                    February 4, 1998

Cyrk, Inc.
3 Pond Road
Gloucester, MA  01930

Ladies and Gentlemen:

         This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on February 5, 1998 by Cyrk, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 2,150,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company to be issued by the Company from time to time under the Company's 1993 Omnibus Stock Plan, 1993 Employee Stock Purchase Plan and 1997 Acquisition Stock Plan (the "Plans").

         We are familiar with the Company's Restated Certificate of Incorporation, as amended, its Amended and Restated By-Laws, as amended, and relevant resolutions of the Company's Board of Directors and Shareholders, as well as the Registration Statement and the Plans. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company under the Plans, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm included therein.

                                    Very truly yours,

                                    /s/ CHOATE, HALL & STEWART

                                    CHOATE, HALL & STEWART